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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), included in the Registration Statement (Form S-4) of UbiquiTel Inc. related to the registration of common stock.



                                       Ernst & Young LLP



Kansas City, Missouri
March 30, 2001